Exhibit 99

                         STANDARD AUTOMOTIVE CORPORATION
              321 Valley Road, Hillsborough, New Jersey 08876-4056

PRESS
RELEASE
FOR IMMEDIATE RELEASE

Contact: John Silane, EVP
Standard Automotive Corporation
(212) 286-1300
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 STANDARD AUTOMOTIVE CORPORATION CLOSES ACQUISITION OF TWO AEROSPACE COMPANIES,
       ARELL MACHINING Ltd. AND AIRBORNE MACHINE AND GEAR Ltd., WHICH WILL
                      IMMEDIATELY BE ACCRETIVE TO EARNINGS

  $100,000,000 CREDIT FACILITY AND $25,000,000 ACQUISITION LINE ARRANGED BY ING
                        BARINGS AND PNC CAPITAL MARKETS

HILLSBOROUGH TOWNSHIP, N.J. . . .MAY 1, 2000 . . . STANDARD AUTOMOTIVE
CORPORATION (AMEX:AJX, AJX.PR) (the "Company") today announced that its subsidiary Critical Components Canada Ltd. has completed the acquisition of Arell Machining Ltd. and Airborne Machine & Gear Ltd.

Arell and Airborne are located in Quebec, Canada and specialize in the precision machining of aerospace components primarily used for jet engines, landing gear and aircraft fuselages.

Financing for the two acquisitions was provided through a $100,000,000 credit facility arranged by ING Barings and PNC Capital Markets. In addition, ING Barings and PNC Capital Markets have arranged a $25,000,000 acquisition line to fund future acquisitions upon the fulfillment of certain conditions precedent.

"We are very pleased to have acquired two high quality, rapidly growing companies which will immediately be accretive to earnings. Standard is well on its way to building a diversified manufacturing and service group of businesses with extraordinary growth potential in key market niches," said Steven Merker, Standard's Chairman and Chief Executive Officer.

STANDARD AUTOMOTIVE CORPORATION is a diversified company with production facilities strategically located throughout the United States, Canada and Mexico. Standard currently operates two divisions: the Truck/Trailer Body Division which designs, manufactures and distributes trailer chassis for transporting maritime and railroad shipping containers and a broad line of specialized dump truck bodies, dump trailers, truck suspensions and other related assemblies, and the Critical Components Division, which specializes in the fabrication and machining of precision assemblies for the aerospace, nuclear, industrial and military markets.

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This release contains certain forward-looking statements which involve known and unknown risks, uncertainties, and other factors not under the Company's control which may cause actual results, performance, and achievements of the Company to be materially different from the results, performance or expectations of the Company. These factors may include, but are not limited to those detailed in the Company's periodic filings with the Securities and Exchange Commission